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                                                                  Exhibit 10.42

AP Holdings, Inc.
c/o Steamboat Holdings, Inc.
545 Steamboat Road
Greenwich, Connecticut 06830




Re:  AP HOLDINGS, INC.'S 11 1/4% SENIOR DISCOUNT NOTES DUE 2008 (THE "NOTES")

Dear Ladies and Gentlemen,

         This letter (this "AGREEMENT") evidences our agreement to the amendments, as set forth herein (the "AMENDMENTS"), of the Indenture, dated March 30, 1998, between AP Holdings, Inc. (the "COMPANY"), the guarantors named therein and State Street Bank and Trust Company, as trustee (the "INDENTURE"), and our further agreement to consent to waive certain provisions of the Indenture as set forth herein with regards to us (the "WAIVER").

         We hereby represent and warrant to the Company as of the date hereof as follows:

         1. We are duly organized and validly existing under the laws of the jurisdiction of our incorporation or organization. We further represent and warrant to, and covenant with, the Company that (i) we have full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of ours, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. We currently own $30,130,000 aggregate face amount of the Notes (the "SUBJECT NOTES"). We beneficially own the Subject Notes. We have sole power of disposition with respect to the Subject Notes with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

         3. We have all necessary power and authority to dispose of the Subject Notes and to consent to the Amendments and the Waiver pursuant to this Agreement.

         4. None of the execution and delivery of this Agreement by us, the consummation by us of the transactions contemplated hereby or compliance by us with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to us, (B) result in, or give rise to, a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which

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         we are a party or by which we or any of the Subject Notes, properties or assets may be bound or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to us or any of our properties or assets.

         5. The Subject Notes and the certificates representing the Subject Notes are now, and at all times during the term hereof will be, held by us, or by a nominee or custodian for our benefit, free and clear of all liens except for any such encumbrances or proxies arising hereunder. At the time of the transfer by us of the Subject Notes to the Company pursuant to this Agreement, the transfer shall pass to and unconditionally vest in the Company good and valid title to all the Subject Notes, free and clear of all claims, liens, restrictions, limitations and encumbrances whatsoever, other than any such encumbrances created by the Company.

         6. This Agreement is made with us in reliance upon our representations to the Company, which by our execution of this Agreement we hereby confirm, that any new security to be received by us as a result of the Amendments or the Waiver will be acquired for investment for our own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that we have no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, we further represent that we do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any security resulting from the Amendments or the Waiver.

         7. We understand that any new security resulting from the Amendments or the Waiver will not be registered under the Securities Act on the ground that the issuance of such securities is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on our representations set forth herein. We realize that the basis for the exemption may not be present if, notwithstanding such representations, we have in mind merely acquiring any such new security for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. We have no such intention.

         8. We represent that we are experienced in evaluating and investing in securities and acknowledge that we are able to fend for ourselves, can bear the economic risk of our investment, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of the Amendments and the Waiver.

         9. We are an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended.

         10. We further represent and acknowledge that the Amendments and the Waiver may result in the Subject Notes being considered a new security under the

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         Securities Act and that the offer and sale of such new security has not been approved or disapproved by the U.S. Securities and Exchange Commission ("SEC") or any other federal or state office or agency, nor will such offer and sale be approved by any such agency.

         11. We have had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the Waiver, and all such questions have been answered to our full satisfaction. We understand that no person other than the Company has been authorized to make any representation or warranty regarding the Waiver and, if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not rendered any investment or tax advice to us with respect to the suitability of an investment in any new security resulting from the Waiver or the tax consequences thereof. The Company has urged us to consult its own tax advisor concerning any tax matters relating to our investment.

         12. We are not under common control with the Company, and do not possess direct or indirect power to direct the management or policies of the Company, whether through voting securities, agreements or otherwise.

         The Amendments consist of (A) the removal from, and giving no further effect to, the following provisions of the Indenture: Section 4.3, Section 4.4,
Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10,
Section 4.11, Section 4.12, Section 4.13, Section 4.15, Section 4.16, Section 4.17, Section 4.18, Article V and Section 6.1(iv), Section 6.1(vi), Section 6.1(vii), Section 8.4(b), Section 8.4(c), Section 8.4(f), the removal of the defined terms set forth in Section 1.1 and Section 1.2 relating to the aforementioned provisions; (B) the amendment of Section 3.1, Section 3.5,
Section 3.8, Section 3.9 and Section 6.1(iii) insofar as they relate to Section 4.10; and (C) the amendment or removal of certain other provisions rendered inoperable or obsolete as a result of the removal or amendment of the aforementioned provisions.

         Pursuant to the Waiver, we hereby waive our right to collect Interest (as such term is defined in the Indenture) prior to March 15, 2007. Interest on the Subject Notes shall accrue from March 15, 2003. On March 15, 2007, all accrued Interest shall become due and payable. We acknowledge that the failure by the Company to pay and the failure by the Trustee to remit payments of Interest to us prior to March 15, 2007 shall not constitute a default under the Indenture and shall not give rise to a cause of action by us against the Company or the Trustee.

         We represent that the only consideration we have received from the Company in exchange for our agreement to the Amendments and the Waiver is the promise by the Company to cause its subsidiary, APCOA/Standard Parking, Inc., to engage in an exchange offer and consent solicitation as described in the press release attached as Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on November 21, 2001 (the "PRESS RELEASE").

         We agree that if at any time between the date hereof and December 23, 2001 we acquire additional notes other than the Subject Notes (the "ADDITIONAL NOTES"), the Company can rely on all of the representations and warranties set forth in this Agreement as true and correct with regards to such Additional Notes, to the same extent as of the date hereof with regards to the

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Subject Notes and that you agree to the Amendment and Waiver with respect to the Additional Notes. We agree to promptly notify the Company in writing when we acquire Additional Notes, and we will specify the aggregate face amount of all Subject Notes and Additional Notes we own.

         The Amendments will become effective upon receipt by the Company of the consent of holders of the Notes representing at least a majority in aggregate principal amount of such Notes, excluding Notes owned by the Company and its affiliates, and will become operative upon the execution of a supplemental indenture which will be executed prior to the consummation of the transactions relating to the exchange offer and consent solicitation by the Company's subsidiary as described in the Press Release; PROVIDED, HOWEVER, that the effectiveness of the Waiver shall be contingent in all respects on the prior consummation of the transactions relating to the exchange offer and consent solicitation by our subsidiary as described in the Press Release and the prior effectiveness of the Amendments. We acknowledge that this letter and our agreement to the Amendments and the Waiver are granted in order to induce the Company to cause its subsidiary to take certain actions, and as such, this letter and our agreement to the Amendments and the Waiver is a consent coupled with an interest and is irrevocable for its term.


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          The internal law of the State of New York shall govern and be used to construe this Agreement.

Dated:  November 20, 2001

                                        FIDUCIA LTD.

                                        By:
                                           -----------------------------------
                                              Name:  John G. Wakely
                                              Title:    Chairman